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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-31700) pertaining to the MSI Holdings, Inc. 2000 Stock Option Plan and the Registration Statements (Form S-3 No. 333-31726 and 333-92413) of MSI Holdings, Inc. and the related Prospectus' of our report dated June 26, 2000, with respect to the consolidated financial statements of MSI Holdings, Inc. included in this Annual Report (Form 10-KSB) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Austin, Texas
June 26, 2000